CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Connors Funds, on behalf of the Connors Hedged Equity Fund, as filed with the Securities and Exchange Commission on or about March 30, 2023.

KILPATRICK TOWNSEND & STOCKTON LLP

By: /s/ Jeffrey T. Skinner

Jeffrey T. Skinner, a Partner